Exhibit 5.1

To: Addex Therapeutics Ltd c/o Addex Pharma SA Chemin des Aulx 12 1228 Plan-les-Ouates Switzerland	Homburger AG Prime Tower Hardstrasse 201 CH-8005 Zürich homburger.ch T +41 43 222 10 00

April 8, 2021

Addex Therapeutics Ltd | Registration Statement on Form S-8

Ladies and Gentlemen

We have acted as special Swiss counsel to Addex Therapeutics Ltd, a stock corporation incorporated under the laws of Switzerland (the Company), in connection with the registration statement on Form S-8 (the Registration Statement) to be filed with the United States Securities and Exchange Commission (the SEC) on the date hereof under the United States Securities Act of 1933, as amended (the Securities Act), with respect to the registration of an additional 1,077,362 registered shares of the Company, each with a par value of CHF 1 subject to their issuance by the Company upon the exercise of stock options granted or to be granted (the Shares) under the Addendum for U.S. Participant as approved by the board of directors of the Company on January 28, 2020 and March 31, 2021 (the Plan). As such counsel, we have been requested to give our opinion as to certain legal matters under Swiss law.

Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Documents.

I.                              Basis of Opinion

This opinion is confined to and given on the basis of the laws of Switzerland in force at the date hereof. Such laws and the interpretation thereof are subject to change. In the absence of explicit statutory law, we base our opinion solely on our independent professional judgment. This opinion is also confined to the matters stated herein and the Documents (as defined below), and is not to be read as extending, by implication or otherwise, to any agreement or document referred to in any of the Documents (including, in the case of the Registration Statement (as defined below), any document incorporated by reference therein or exhibited thereto) or any other matter.

For purposes of this opinion we have not conducted any due diligence or similar investigation as to factual circumstances, which are or may be referred to in the Documents, and we express no opinion as to the accuracy of representations and warranties of facts set out in the Documents or the factual background assumed therein.

For purposes of this opinion, we have only reviewed originals or copies of the following documents (collectively the Documents):

(i)                           an electronic copy of the Registration Statement;

(ii)                        an electronic copy of the Plan;

(iii)                     an electronic copy of the executed written resolutions of the board of directors of the Company dated as of January 28, 2020, regarding the Plan;

(iv)                    an electronic copy of the resolutions of the board of directors of the Company dated March 31, 2021, regarding the Plan;

(v)                       an electronic copy of articles of association (statuts) of the Company dated January 8, 2021, notarized by a licensed notary of the Canton of Geneva on January 8, 2021 (the Articles); and

(vi)                    an electronic excerpt (extrait internet) from the Commercial Register of the Canton of Geneva dated April 8, 2021, relating to the Company (the Excerpt).

No documents, other than the Documents, have been reviewed by us in connection with this opinion. Accordingly, we shall limit our opinion to the Documents and their legal implications under Swiss law.

In this opinion, Swiss legal concepts are expressed in English terms and not in their original language. These concepts may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions.

II.                         Assumptions

In rendering the opinion below, we have assumed the following:

The filing of the Registration Statement with the SEC has been authorized by all necessary actions under all applicable laws other than Swiss law;

all documents produced to us as originals are authentic and complete, and all documents produced to us as copies (including, without limitation, electronic copies) conform to the original;

(c)                        all documents produced to us as originals and the originals of all documents produced to us as copies were duly executed and certified, as applicable, by the individuals purported to have executed or certified, as the case may be, such documents, and any electronic or facsimile signatures thereon have been produced and used in accordance with applicable internal rules and/or procedures and the individual to whom any such electronic or facsimile signature belongs has consented to the use of his or her signature for each such document on which it appears;

(d)                       the Registration Statement is within the capacity and power of, and has been validly authorized and executed by the Company;

(e)                        the Registration Statement will be filed with the SEC in the form submitted to us;

(f)                         any and all information contained in the Documents is, and all material statements made to us in connection with the Documents are and will be, true, complete and accurate at all relevant times;

(g)                        any Shares issued out of the conditional capital of the Company will be listed on the Nasdaq Stock Market LLC in accordance with applicable laws and regulations;

(h)                       all authorizations, approvals, consents, licenses, exemptions and other requirements for the filing of the Registration Statement or for any other activities carried on in view of, or in connection with, the performance of the obligations expressed to be undertaken by the Company in the Registration Statement have been duly obtained and are and will remain in full force and effect, and any related conditions to which the parties thereto are subject have been satisfied;

(i)                           the payment of the issue price for the Shares issued out of the Company’s conditional share upon exercise of stock options granted under the Plan shall be made with a banking institution subject to the Federal Law of November 8, 1934, Relating to Banks and Savings Banks, as amended;

(j)                          the Excerpt is correct, complete and up-to-date and the Articles are in full force and effect and have not been amended;

(k)                       the Company is, at the date hereof, not insolvent or over-indebted (in the sense of article 725 of the Swiss Code of Obligations (the CO));

(l)                           all Shares will be issued and sold in the manner referred to in the Plan and pursuant to the agreements which accompany the Plan;

(m)                   with respect to any new Shares to be issued out of the conditional share capital of the Company that may be used to satisfy any obligations of the Company under the Plan, the Company will duly execute and deliver an agreement with a Swiss bank and take all necessary actions thereunder for the issuing of Shares from the Company’s conditional capital; and

(n)                       no laws (other than those of Switzerland) affect any of the conclusions stated in this opinion.

III.                    Opinion

Based on the foregoing and subject to the qualifications set out below, we are of the opinion that any Shares that may be issued out of the conditional share capital of the Company, if and when such Shares are issued pursuant to the Plan and pursuant to the agreements which accompany the Plan, and after the nominal amount for such Shares has been paid-in in cash, will be validly issued, fully paid as to their nominal value and non-assessable.

IV.                     Qualifications

The above opinions are subject to the following qualifications:

(a)                       The lawyers of our firm are members of the Zurich bar and do not hold themselves out to be experts in any laws other than the laws of Switzerland. Accordingly, we are opining herein as to Swiss law only and we express no opinion with respect to the applicability or the effect of the laws of any other jurisdiction to or on the matters covered herein.

(b)                       Voting rights and rights related thereto with respect to any Shares may only be exercised after registration in the Company’s share register as a shareholder with voting rights in accordance with the provisions of, and subject to the limitations provided in, the Articles.

(c)                        We express no opinion as to regulatory matters or as to any commercial, accounting, tax, calculating, auditing or other non-legal matter.

(d)                       We express no opinion as to whether the Registration Statement is accurate, true, correct, complete or not misleading. In particular, and without limitation to the foregoing, we express no opinion on whether the Registration Statement provides sufficient information for investors to reach an informed assessment of the Company, any companies within the Company’s consolidation perimeter and the Shares.

(e)                        Any issuance of the Shares out of the conditional capital of the Company must be confirmed by the auditor of the Company, and amended Articles reflecting the issuance of Shares from conditional capital, together with said confirmation by the Company’s auditor, must be filed with the competent commercial register.

*   *   *

We have issued this opinion as of the date hereof and we assume no obligation to advise you of any changes that are made or brought to our attention hereafter.

This letter is addressed to you in connection with the Registration Statement. We consent to the filing of this letter as an exhibit to the Registration Statement. No other person may rely on this opinion for any purpose. Without our prior written consent, this opinion may not (in full or in part) be copied, furnished or quoted to any other person except your advisors and representatives in connection with the matters set forth herein.

This opinion shall be governed by and construed in accordance with the laws of Switzerland. We confirm our understanding that all disputes arising out of or in connection with this opinion shall be subject to the exclusive jurisdiction of the courts of the Canton of Zurich, Switzerland, venue being Zurich 1.

Sincerely yours
Homburger AG